UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2017

(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
Stock Repurchase Agreement
On June 9, 2017, Churchill Downs Incorporated (the “Company”) entered into an agreement (the “Stock Repurchase Agreement”) with an affiliate of The Duchossois Group, Inc. (“TDG”) to repurchase 1,000,000 shares of the Company’s common stock for $158.78 per share in a private transaction. The aggregate purchase price was $158.8 million. The repurchase of the shares from TDG pursuant to the Stock Repurchase Agreement will be consummated on June 13, 2017. The Stock Repurchase Agreement contains customary representations, warranties and covenants of the parties.
The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Repurchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.
Amended and Restated Stockholder’s Agreement
On June 9, 2017, in connection with the Stock Repurchase Agreement, TDG and the Company entered into an Amended and Restated Stockholder’s Agreement (the “Amended and Restated Agreement”) that amends and restates that certain Stockholder’s Agreement, dated September 8, 2000, between TDG and the Company (the “Stockholder’s Agreement”), as amended by the First Amendment to Stockholder’s Agreement, dated as of November 19, 2015 (the “Amendment”). The Amended and Restated Agreement provides for (i) limited registration rights for TDG; (ii) a restricted legend removal process; and (iii) Mr. Richard L. Duchossois and Mr. Craig J. Duchossois to continue to serve as members of the Board of the Directors of the Company until the expiration of their respective current terms.
The foregoing description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein. The foregoing description of the Stockholder’s Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder’s Agreement, a copy of which was previously filed as Annex C to the Proxy Statement for a Special Meeting of the Shareholders of Churchill Downs Incorporated, held September 8, 2000, and which is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which was previously filed as Exhibit 10.2 to the Form 8-K on November 19, 2015, and which is incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
On June 9, 2017, the Company issued a press release announcing that the Company’s Board of Directors authorized the repurchase of 1,000,000 shares of the Company’s common stock from TDG for $158.78 per share in a private transaction. The aggregate purchase price was $158.8 million. A copy of the press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1.
The foregoing information in this Item 7.01 (including the exhibit hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibit hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.  Financial Statements and Exhibits.

(d)
10.1	Stock Repurchase Agreement, dated June 9, 2017, between Churchill Downs Incorporated and CDI Holdings, LLC
10.2	Amended and Restated Stockholder’s Agreement, dated June 9, 2017, between Churchill Downs Incorporated and CDI Holdings, LLC
99.1	Press Release, dated June 9, 2017, issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
June 9, 2017	/s/ Bradley K. Blackwell____________________________ By: Bradley K. Blackwell Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated June 9, 2017, between Churchill Downs Incorporated and CDI Holdings, LLC

10.2	Amended and Restated Stockholder’s Agreement, dated June 9, 2017, between Churchill Downs Incorporated and CDI Holdings, LLC

99.1	Press Release, dated June 9, 2017, issued by Churchill Downs Incorporated